Exhibit 99.1

NEWS RELEASE

8x8 Raises $12 Million in Sale of Common Stock

SANTA CLARA, Calif., September 29, 2004 — 8x8, Inc. (Nasdaq: EGHT) today announced that it has agreed to sell 3,508,772 shares of common stock to an institutional investor at $3.42 per share for aggregate proceeds of $12 million before placement fees and other offering expenses. The investor will also receive a warrant to purchase an additional 1,403,509 8x8 common shares at an exercise price of $4.10 per share. The transaction is expected to close and fund on or about Thursday, September 30, 2004. The net proceeds of approximately $11.2 million from the offering will be used to fund the continued expansion of the Packet8 voice and video communication service, including the development of new and larger distribution channels, increased marketing efforts, and the growth of the customer service, support and sales operations, and to fund working capital and for general corporate purposes.

A.G. Edwards and Griffin Securities acted as placement agents for the offering. The shares in this offering are being issued under a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About 8x8, Inc.

8x8, Inc. offers the Packet8 VoIP (voice over internet protocol) telephone and videophone communications service, the DV 326 Broadband VideoPhone and the Packet8 Virtual Office.

About Packet8 and Packet8 Virtual Office

The Packet8 service (www.packet8.net) enables high speed internet users to subscribe to monthly VoIP telephone and videophone communications service. For 19.95/month, Packet8 subscribers can make unlimited calls to any telephone number in the United States and Canada, and unlimited calls to any other Packet8 subscriber anywhere in the world. All Packet8 accounts come with voice mail, caller ID, call waiting, call waiting caller ID, call forwarding, hold, line-alternate, 3-way conferencing, web access to account controls, and real-time online billing.

The Packet8 VideoPhone, introduced in June 2004, delivers high-quality, full-motion video and clear, delay-free audio over any broadband (high-speed Cable, DSL or corporate LAN) Internet connection. Using 8x8's Packet8 broadband phone service, Packet8 VideoPhone subscribers receive unlimited video calling and regular voice calling in the U.S. and Canada for $29.95/month as well as unlimited worldwide video and audio-only calling to other Packet8 subscribers.

The Packet8 Virtual Office service allows users anywhere in the world to group multiple Packet8 lines into a virtual business telephone system that includes extension-to-extension dialing, auto attendants, conference bridges, ring groups and a host of other business class PBX features. Packet8 Virtual Office subscribers also enjoy unlimited phone calls anywhere in the United States and Canada and the same low, per-minute international rates available in Packet8's residential plans.

Forward Looking Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements relating to the receipt of funding from the investor and the use of the net proceeds from the offering. Investors are cautioned that these statements involve risks and uncertainties, and actual results could be materially different from those discussed in this news release. These risks include the risk that the funding is not received from the investor in a timely manner or at all. Further information on factors that could affect the actual results of 8x8, Inc. are included in 8x8, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which is on file with the Securities and Exchange Commission. 8x8 does not assume any obligation to revise or update any forward-looking statements contained in this press release that become untrue because of subsequent events.

For additional company information, visit 8x8's web site at www.8x8.com.

NOTE: 8x8, the 8x8 logo, Packet8, the Packet8 logo and Packet8 Virtual Office are trademarks of 8x8, Inc. All other trademarks are the property of their respective owners.

MEDIA RELATIONS CONTACT:
 Joan Citelli
JCitelli@8x8.com
 8x8, Inc.
(408) 399-3101